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                                                                    Exhibit 10.3

                         AMENDED AND RESTATED AGREEMENT

                                       FOR

                         CRS ACCESS AND RELATED SERVICES

                                     between

                                   ORBITZ, LLC

                                       and

                                 WORLDSPAN, L.P.

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                                TABLE OF CONTENTS

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ARTICLE I     AGREEMENT, TERM, AND DEFINITIONS..................................   1

       1.1    Agreement.........................................................   1
       1.2    Term..............................................................   1
       1.3    Definitions.......................................................   2

ARTICLE II    WORLDSPAN SERVICES................................................   2

       2.1    CRS Access........................................................   2
       2.2.   Service Levels....................................................   2
       2.3    Customer Service and Fulfillment Interface........................   2
       2.4    Relationships with Travel Suppliers...............................   2
       2.5    Enhancements to WORLDSPAN System..................................   2
       2.6    Continuing Integration Services...................................   3
       2.7    Ticket Printers...................................................   3
       2.8    Worldspan Support Services........................................   3
       2.9    DIR Gap Analysis..................................................   4

ARTICLE III ORBITZ RESPONSIBILITIES.............................................   4

       3.1    Orbitz Website ...................................................   4
       3.2    Use of WORLDSPAN System...........................................   4
       3.3    Capacity Planning.................................................   5
       3.4    Third Party Coordination..........................................   6
       3.5    Use of the Internet...............................................   7

ARTICLE IV    PAYMENTS..........................................................   7

       4.1    Cost Reimbursement................................................   7
       4.2    Excess Weighted Message Unit Charges..............................   7
       4.3    Segment Fees......................................................   8
       4.4    ITA Subscription Fee..............................................   9
       4.5    Time of Payment...................................................   9
       4.6    Taxes    .........................................................  10

ARTICLE V     CONTRACT ADMINISTRATION...........................................  10

       5.1    Contract Managers.................................................  10
       5.2    Periodic Meetings.................................................  10
       5.3    Management Reports................................................  10

ARTICLE VI    SECURITY, CONFIDENTIALITY, AND PROPRIETARY RIGHTS.................  10

       6.1    Security .........................................................  10
       6.2    Confidentiality...................................................  11
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
       6.3    Proprietary Rights................................................  11
       6.4    Orbitz Information................................................  11

ARTICLE VII   TERMINATION.......................................................  12

       7.1    Termination for Cause.............................................  12
       7.2    Termination for Nonpayment........................................  12
       7.3    Termination for Insolvency........................................  12
       7.4    Termination for Material Service Level Failure....................  12
       7.5    Termination Upon a Change-in-Control..............................  12
       7.6    Termination Assistance............................................  13

ARTICLE VIII  ALLOCATION OF RISKS AND RESOLUTION OF DISPUTES....................  13

       8.1    Mutual Indemnities................................................  13
       8.2    Indemnification Procedures........................................  14
       8.3    Disclaimer........................................................  14
       8.4    Limitations on Liability..........................................  14
       8.5    Resolution of Disputes............................................  15

ARTICLE IX    MISCELLANEOUS.....................................................  16

       9.1    Assignment........................................................  16
       9.2    Notices  .........................................................  16
       9.3    Force Majeure.....................................................  17
       9.4    Further Assurances................................................  17
       9.5    Press Releases....................................................  18
       9.6    Non-Solicitation..................................................  18
       9.7    Third Party Beneficiaries.........................................  18
       9.8    No Waiver; Cumulative Remedies....................................  18
       9.9    Construction......................................................  18
       9.10   Severability......................................................  18
       9.11   Counterparts......................................................  18
       9.12   Governing Law.....................................................  19
       9.13   Amendments........................................................  19
       9.14   Entire Agreement..................................................  19
       9.15   Audit Rights......................................................  19
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SCHEDULES

    SCHEDULE A   DEFINITIONS
    SCHEDULE B   SERVICE LEVELS
    SCHEDULE C   MESSAGE WEIGHTS
    SCHEDULE D   CHARTER AIRLINES

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                         AMENDED AND RESTATED AGREEMENT
                                       FOR
                         CRS ACCESS AND RELATED SERVICES

THIS AMENDED AND RESTATED AGREEMENT (this "Agreement"), dated as of November 1, 2001, is between Orbitz, LLC, a Delaware limited liability company, ("Orbitz") and Worldspan, L.P., a Delaware limited partnership, ("WORLDSPAN").

WHEREAS, Orbitz has been formed by United Air Lines, Inc., American Airlines, Inc., Delta Air Lines, Inc., Northwest Airlines, Inc., and Continental Airlines, Inc. to develop, own, and operate a consumer-oriented Internet travel portal through which consumers can shop for and book air travel, hotel accommodations, car rentals, cruises, tours, and other travel-related services;

WHEREAS, Orbitz has selected WORLDSPAN to provide, for this Internet portal, access to and use of the computer reservations systems operated by WORLDSPAN and certain related services, as provided in this Agreement, and has selected other companies to provide the booking engine, fulfillment services, customer service center, and other products and services required by Orbitz for this Internet portal;

WHEREAS, Orbitz and Worldspan entered into an Agreement for CRS Access and Related Services dated August 1, 2000 (the "Original Agreement"); and

WHEREAS, Orbitz and Worldspan desire to amend and restate the Original Agreement under the terms and conditions of this Agreement;

NOW, THEREFORE, Orbitz and WORLDSPAN (each, a "Party") hereby agree as follows:

                                    ARTICLE I
                        AGREEMENT, TERM, AND DEFINITIONS

1.1 AGREEMENT. During the Term of this Agreement and in accordance with the provisions hereof, WORLDSPAN will provide, and Orbitz will obtain, the CRS access and related services described in this Agreement.

1.2 TERM. The term of this Agreement will commence on November 1, 2001 (the "Effective Date") and will end on (i) October 31, 2011, or (ii) such earlier date upon which this Agreement may be terminated in accordance with the provisions of this Agreement ("Term").

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1.3   DEFINITIONS. As used in this Agreement, the terms set forth in Schedule A will have the respective meanings specified in Schedule A. Other terms used in this Agreement are defined in the context in which they are used and will have the respective meanings there specified.

                                   ARTICLE II
                               WORLDSPAN SERVICES

2.1 CRS ACCESS. During the Term of this Agreement, WORLDSPAN will provide Orbitz, as well as the Booking Engine Provider, the Customer Service Center Provider, the Fulfillment Provider, and any other third parties that may be engaged by Orbitz to provide products or services for the operation of the Orbitz Website and that require such access in order to provide those products or services, with access to the WORLDSPAN System for purposes of the operation of the Orbitz Website and in accordance with the provisions of this Agreement.

2.2 SERVICE LEVELS. During the Term of this Agreement, WORLDSPAN will operate the WORLDSPAN System in accordance with the Service Levels as set forth on Schedule B.

2.3 CUSTOMER SERVICE AND FULFILLMENT INTERFACE. During the Term of this Agreement and subject to the charges set forth in Section 2.7, WORLDSPAN will (i) provide the Fulfillment Provider, at its facilities, with sufficient ticket printers to fulfill the travel services booked by means of the Orbitz Website through the WORLDSPAN System, and (ii) provide, at WORLDSPAN Actual Cost, the communication lines necessary to connect the Fulfillment and Customer Service Center Provider(s) with the WORLDSPAN data center.

2.4 RELATIONSHIPS WITH TRAVEL SUPPLIERS. WORLDSPAN will be responsible for managing the relationships that it has established with travel suppliers throughout the world pursuant to which the travel suppliers pay WORLDSPAN fees for transactions booked through the WORLDSPAN System. Although Orbitz may establish its own, independent relationships with travel suppliers, WORLDSPAN will retain exclusive control over the identity of and the terms of its agreements with travel suppliers. The Parties agree to comply with the reasonable directions of the travel suppliers with respect to control of their respective inventories and related matters.

2.5 ENHANCEMENTS TO WORLDSPAN SYSTEM. WORLDSPAN from time to time may enhance or modify the WORLDSPAN System and may change the hardware and/or software comprising the WORLDSPAN System and migrate processing for or on behalf of Orbitz to such new hardware and/or software. In addition, WORLDSPAN from time to time shall offer optional functions, services or equipment to Orbitz on or before the time WORLDSPAN generally offers such functions, services or equipment to any of its other actual or potential customers at such fees, terms and conditions as may be mutually

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      agreed upon. Orbitz's use of any such optional function, service or equipment will constitute agreement to such agreed upon fees, terms and conditions. WORLDSPAN will use reasonable business efforts to ensure that the services provided by WORLDSPAN to Orbitz are not materially adversely affected by any such enhancements, modifications or changes or by any such optional functions, services or equipment.

2.6 CONTINUING INTEGRATION SERVICES. Throughout the Term of the Agreement, Worldspan shall use commercially reasonable efforts to resolve technical issues regarding the operation of the Worldspan System, including, without limitation, technical issues or suspected errors in the Worldspan System that cause travel suppliers to experience problems with fare display, availability or sales confirmation on the Orbitz Website (each, a "Technical Issue"). Each party shall appoint an employee who shall serve as the primary point of contact for the other party with respect to Technical Issues (each, a "Technical Contact"). Either party may change its Technical Contact at any time upon notice to the other party. In addition, the parties agree to participate jointly in communications with travel suppliers regarding the status of any Technical Issue.

2.7 TICKET PRINTERS. Subject to availability, Orbitz may purchase Worldspan's excess and reconditioned TI1600 ATB printers at a cost equal to market value not to exceed $3,000 per printer plus shipping and handling. New printers may be purchased by Orbitz from Worldspan at Worldspan's cost plus shipping and handling and subject to availability. If requested by Orbitz, Worldspan shall provide maintenance on such printers and charge Orbitz Worldspan's cost. Notwithstanding the foregoing, any printers provided by Worldspan to Orbitz prior to the Effective Date may continue to be used by Orbitz or its Fulfillment Provider during the Term of this Agreement at no charge except for any maintenance charges as provided herein. Orbitz may use any of the printers acquired from Worldspan to connect with other third parties. All other equipment provided by Worldspan must be connected to the Worldspan network and may not be used with any other third party. With respect to any printers that are not connected to the Worldspan network, Worldspan will provide maintenance relating to hardware issues and Orbitz shall be responsible for all other maintenance issues impacting such equipment.

2.8 WORLDSPAN SUPPORT SERVICES. Worldspan shall provide to Orbitz at no cost a technical sales specialist and Contract Manager to facilitate bookings made from the Orbitz Website through the Worldspan System. Worldspan acknowledges that the foregoing obligations are intended to reflect the support services currently provided to similarly situated Worldspan customers with materially similar booking volumes, commitment levels and contractual obligations ("Similar Customers"), and that at such time as Worldspan offers increased or enhanced support services to Similar Customers, equivalent support services shall be offered to Orbitz on terms and conditions substantially similar as those offered to Similar Customers.

2.9 DIR GAP ANALYSIS. Worldspan shall provide Orbitz with a DIR GAP analysis based on the functionality requested by Orbitz. Worldspan shall use reasonable commercial efforts to deliver such functionality and usage requirements according to the priority lists mutually agreed upon by the parties.

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                                   ARTICLE III
                             ORBITZ RESPONSIBILITIES

3.1 ORBITZ WEBSITE. Orbitz will establish and maintain the Orbitz Website, including performing, or causing third parties to perform, the applicable tasks that are the responsibility of Orbitz or such third parties.

3.2 USE OF WORLDSPAN SYSTEM. Orbitz has incorporated the Worldspan System into the Orbitz Website and will use reasonable business efforts to encourage Users to book travel by means of the Orbitz Website so as to generate Net Segments booked through the Worldspan System. Orbitz will use reasonable business efforts to negotiate with Worldspan for the Worldspan System to be the primary CRS for Corporate Users. Orbitz shall use Worldspan as the primary CRS for any Corporate User that does not have a preference for a CRS. Orbitz agrees that from the Effective Date through July 31, 2003, at least [***] percent ([***]%) of the CRS Segments booked on behalf of all Users, including Corporate Users, by means of the Orbitz Website through a CRS will be booked through the Worldspan System. Commencing on August 1, 2003 and continuing throughout the remainder of the Term, Orbitz agrees that at least (i) [***] percent ([***]%) of the CRS Segments booked on behalf of Users other than Corporate Users by means of the Orbitz Website through a CRS will be booked through the Worldspan System and (ii) [***] percent ([***]%) of the CRS Segments booked on behalf of Corporate Users by means of the Orbitz Website through a CRS will be booked through the Worldspan System. Orbitz will use reasonable business efforts to prevent unauthorized or improper use of the Worldspan System and to ensure that its employees, agents and Users access and use the Worldspan System in compliance with all reasonable instructions provided by Worldspan, including the following:

      (a) The WORLDSPAN System may not be used to transmit personal messages, make speculative or improper bookings, train anyone other than Orbitz employees, agents, or Users, or publish or disseminate a compilation of air carrier service or other information.

      (b) Proper use of the WORLDSPAN System consists of making proper and legitimate reservations, issuing travel related documents, and performing normal accounting and record keeping functions. Improper use of the WORLDSPAN System includes, without limitation, making speculative bookings, reserving space in anticipation of demand, and improper creation or modification of records.

      (c) Orbitz's employees, agents, and Users may not enter passive bookings (e.g., GC, HK, MK or BK codes) into the WORLDSPAN System when no corresponding

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            space has been reserved with the corresponding travel supplier's internal reservations system. Any passive bookings will be removed from the WORLDSPAN System if the corresponding space is cancelled.

      (d) The material and information supplied by WORLDSPAN will not be manipulated in a manner that would lead to inaccurate, misleading, or discriminatory presentation of information to consumers.

      (e) Orbitz will promptly report to WORLDSPAN any incidents of suspected unauthorized access to or use of the WORLDSPAN System and will use reasonable commercial efforts to curtail access to or use of the WORLDSPAN System by any User upon WORLDSPAN's reasonable request.

3.3 CAPACITY PLANNING. By the end of each calendar month throughout the Term, Orbitz will provide to WORLDSPAN, for purposes of WORLDSPAN's capacity and resource planning, a written notice of Orbitz's best estimate of the number of Net Air Segments, Net Car Segments, and Net Hotel Segments that will be booked by means of the Orbitz Website through the WORLDSPAN System, and the number of any other Message types the Parties may mutually agree to be included in WORLDSPAN's capacity and resource planning, during each of the next twelve (12) months. Except as provided in the next sentence, the notices are provided for informational purposes only and shall not be binding upon Orbitz. With respect to each such notice, Orbitz's estimate for each of the first three (3) months covered by the notice will be considered binding and, except as set forth below, may not be modified in any subsequent such notice or otherwise without the consent of both Parties. Commencing at the beginning of the Term of this Agreement, in the event that the number of Net Air Segments, Net Car Segments, or Net Hotel Segments actually booked by means of the Orbitz Website through the WORLDSPAN System during any month is less than [***] of Orbitz's binding estimate thereof, then Orbitz will reimburse WORLDSPAN for any WORLDSPAN Actual Costs that (i) were actually incurred by WORLDSPAN, and (ii) would have been reasonably incurred by WORLDSPAN in acquiring or dedicating the capacity and resources necessary to accommodate [***] of Orbitz's binding estimate for such month, but (iii) would not have been so incurred to accommodate only the number of such Segments that were actually booked during such month. In the event that WORLDSPAN plans to incur an expense or cost of one million dollars ($1,000,000) or more due to Orbitz's estimate and for which Orbitz might become obligated to reimburse WORLDSPAN pursuant to this Section 3.3, then WORLDSPAN shall promptly notify Orbitz of such planned expense or cost and provide Orbitz with a reasonably detailed explanation of the reasons for such cost or expense, and Orbitz shall have fourteen (14) days to resubmit a forecast with modified binding and non-binding estimates. WORLDSPAN's failure to so notify Orbitz will relieve Orbitz of any liability to reimburse WORLDSPAN for such expense or cost. WORLDSPAN shall use commercially reasonable efforts to avoid and/or mitigate any Orbitz-reimbursable costs or expenses.

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3.4   THIRD PARTY COORDINATION. Orbitz will manage its relationships with the
      Booking Engine Providers, the Customer Service Center Providers, the Fulfillment Providers, and any other applicable third parties involved in the implementation or operation of the Orbitz Website and will be responsible for the timely performance of their respective obligations relating to WORLDSPAN's performance under this Agreement. In connection therewith, Orbitz acknowledges and agrees that:

      (a) Orbitz or its Booking Engine Providers will be responsible for providing the booking engine utilized by the Orbitz Website.

      (b) Orbitz or its Customer Service Center Providers will be responsible for customer support relating to the Orbitz Website. Except to the extent otherwise mutually agreed, WORLDSPAN will not be responsible for providing any "help desk" or similar support or assistance with respect to any hardware, software, product, or service that is not provided by WORLDSPAN hereunder. Upon WORLDSPAN's reasonable request from time to time, Orbitz will notify its employees, agents, and Users of the appropriate places to obtain such support and assistance and that WORLDSPAN is not responsible for providing the same.

      (c) Orbitz or its Fulfillment Providers will be responsible for fulfillment of all travel services booked by means of the Orbitz Website.

      (d) Unless and until WORLDSPAN is requested to provide such services as provided below, Orbitz or its Domestic Fares Providers will be responsible for providing fares and pricing information relating to Domestic Air Travel for the Orbitz Website. Upon Orbitz's request, WORLDSPAN will commence providing Domestic Air Travel fares and pricing information for the Orbitz Website and will use reasonable business efforts to do so on the schedule reasonably requested by Orbitz and in compliance with the Service Levels. However, if WORLDSPAN is given less than ninety (90) days prior notice that it is to begin providing Domestic Air Travel fares and pricing information for the Orbitz Website, then, for the period ending ninety (90) days after WORLDSPAN is given such notice, WORLDSPAN will be excused from and not held accountable for any failure to meet any Service Level to the extent that such failure results from WORLDSPAN's provision of Domestic Air Travel fares and pricing information for the Orbitz Website.

      (e) With respect to the booking engine and any other component of, or used by, the Orbitz Website that directly interfaces with the WORLDSPAN System, Orbitz will use reasonable business efforts to ensure that (i) the component uses the highest participation level in the WORLDSPAN System that is available to the component, (ii) the component's interface to the WORLDSPAN System results in a reasonably efficient use of the WORLDSPAN System, as periodically confirmed by WORLDSPAN's audit, (iii) any software included in the component meets commercially reasonable standards for stability, acceptability, documentation, and integrity and has been sufficiently stress tested to ensure that it will meet

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            anticipated volume requirements, and (iv) any hardware used by the component meets WORLDSPAN's reasonable requirements for compatibility.

      (f) Each Party will cooperate with the other Party, and will cause each third party under such Party's control or direction to cooperate with the other Party, in the performance of the other Party's obligations hereunder by, among other things, making available such information, data, access to premises, management decisions, approvals, and acceptances as may be reasonably requested by the other Party.

3.5 USE OF THE INTERNET. Since the Orbitz Website will primarily utilize the Internet, which is not managed or controlled by either Party, both Parties acknowledge and agree that:

      (a) Any views or comments expressed by either Party in electronic communications sent through the WORLDSPAN System over the Internet will not reflect any review, approval, or endorsement of the other Party.

      (b) Each Party reserves the right upon the written approval of the other Party, to access the other Party's configuration/system in order to investigate and resolve system errors or service-related problems.

                                   ARTICLE IV
                                    PAYMENTS

4.1 COST REIMBURSEMENT. Orbitz will reimburse WORLDSPAN for the WORLDSPAN Actual Costs incurred by WORLDSPAN in connection with the following:

      (a) Any telecommunication lines and related equipment and services associated with communication between WORLDSPAN and Orbitz or Orbitz systems.

      (b) Any telecommunication lines and related equipment and services associated with communication between WORLDSPAN and (i) the Fulfillment Providers, (ii) the Customer Service Center Providers,
            (iii) Orbitz's telecommunications center in Oakbrook, Illinois, and
            (iv) unless otherwise mutually agreed, any other entity for which such communication is requested by or on behalf of Orbitz.

4.2 EXCESS WEIGHTED MESSAGE UNIT CHARGES. During the Term of this Agreement, Orbitz will pay Worldspan for any excess Weighted Message Units in accordance with the following:

      (a) For any month in which Worldspan does not provide Domestic Air Travel fares and pricing information for the Orbitz Website and during which the number of Weighted Message Units for the Messages processed by the Worldspan System is

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            greater than [***] times the number of Aggregate Segments booked by means of the Orbitz Website through the Worldspan System during that month, Orbitz will pay Worldspan an excess Weighted Message Unit charge equal to (i) $[***], multiplied by (ii) the amount by which the number of Weighted Message Units for the Messages processed by the Worldspan System during that month exceeds [***] times the number of Aggregate Segments booked by means of the Orbitz Website through the Worldspan System during that month.

      (b) For any month in which Worldspan does provide Domestic Air Travel fares and pricing information for the Orbitz Website and during which the number of Weighted Message Units for the Messages processed by the Worldspan System is greater than [***] times the number of Aggregate Segments booked by means of the Orbitz Website through the Worldspan System during that month, Orbitz will pay Worldspan an excess Weighted Message Unit charge equal to (i) $[***], multiplied by (ii) the amount by which the number of Weighted Message Units for the Messages processed by the Worldspan System during that month exceeds [***] times the number of Aggregate Segments booked by means of the Orbitz Website through the Worldspan System during that month. For purposes of this Agreement, the parties must consent in writing to the provision of Domestic Air Travel fares and pricing information to the Orbitz Website by Worldspan.

      (c) For any month during which the Response Time Monitor is operational, Orbitz will be entitled to request in writing a credit against any excess Weighted Message Unit charge otherwise payable pursuant to either subsection (a) or subsection (b) of this Section 4.2, which credit shall be equal to the lesser of (i) the amount of such charge, or (ii) $185.00.

4.3 SEGMENT FEES. During the Term of the Agreement, Worldspan will pay Orbitz Base Segment Fees in accordance with the following:

      (a) As an inducement for Orbitz to book Segments through the Worldspan System and subject to Section 4.3(b), for each calendar month during the period commencing on the Effective Date and continuing through the remainder of the Term of this Agreement, Worldspan will pay Orbitz the Adjusted Segment Fee for each Net Segment for that month. However, since the Adjusted Segment Fees payable for each month are based, in part, upon the total number of Net Segments for the entire Contract Year in which that month falls, the Parties will not be able to confirm the actual Adjusted Segment Fees payable for any month during a Contract Year until after the end of that Contract Year. Therefore, for each month during each Contract Year, Worldspan will pay Orbitz, on an interim basis, Adjusted Segment Fees determined on the basis of an assumption that the Net Segments for that Contract Year will be equal to 12 times the Net Segments for that month. Promptly after the end of each Contract Year, the Parties will confirm

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            the actual Adjusted Segment Fees payable for each month during that
            Contract Year and each Party will issue any additional payments or credits that may be necessary to reconcile the amounts previously paid for those months with the actual amounts payable for those months.

      (b) Retroactive to June 4, 2001 and continuing until July 31, 2003, this Section shall apply to Net Air Segments and Booking Fees of Charter Airlines. In determining the number of Net Air Segments of Charter Airlines, Worldspan will include ninety-five percent (95%) of the Net Air Segments booked by Orbitz users on Charter Airlines. The remaining five percent (5%) of the Net Air Segments booked by Orbitz users on Charter Airlines will not be taken into consideration in determining the Adjusted Segment Fee payable to Orbitz. In addition, Worldspan will pay Orbitz a fee equal to five percent (5%) of the Booking Fees paid by Charter Airlines to Worldspan for Net Air Segments. This Section 4.3(b) shall not apply to the following: (i) any Net Air Segments or Booking Fees from a Charter Airline that implements a direct connection to Orbitz; (ii) any Charter Airline that ceases to be a Charter Airline; (iii) any Charter Airline that Orbitz is not contractually obligated to pay air segment rebates;
            (iv) any Net Air Segments or Booking Fees from Charter Airlines after September 30, 2003; or (v) as otherwise agreed by Orbitz and Worldspan.

4.4 ITA SUBSCRIPTION FEE. The parties agree to use their diligent best efforts to reach a definitive agreement by December 31, 2001 whereby Orbitz shall pay Worldspan a subscription fee in exchange for access to Worldspan's availability information on air carrier seat inventory.

4.5 TIME OF PAYMENT. Promptly after the end of each calendar month during the Term of this Agreement, WORLDSPAN will submit to Orbitz:

      (a) An invoice for all amounts that are payable to WORLDSPAN by Orbitz hereunder for that month.

      (b) A report of all amounts that are payable to Orbitz by WORLDSPAN hereunder for that month.

      All such amounts, whether payable to WORLDSPAN or Orbitz, will be due and payable within thirty (30) days after the date of the invoice therefor or the report thereof, as the case may be. However, the Party owing the larger amount to the other Party may, at its discretion and after giving the other Party at least ten (10) days' notice thereof, set-off the amount owed to it by the other Party against the amount it owes the other Party and pay only the net amount to the other Party. Any amount payable to either Party that is not paid when due, and any amount that is erroneously paid to either Party and is not repaid within thirty (30) days after that Party receives a written request for repayment, will thereafter bear interest until paid or repaid, as the case may be, at a rate of interest equal to the United States prime rate that, as of the date such amount was due, was then most recently published in the "Money Rates" section of THE WALL STREET JOURNAL; provided, however, that in no event will such rate of interest exceed the maximum rate allowed by applicable law.

4.6 TAXES. Each Party will be responsible for, and will pay or reimburse the other for, any sales, use, excise, value-added, or similar taxes (but not including taxes on net income or franchise taxes) that are based upon any services, materials or goods provided to that Party hereunder or upon any amounts payable to the other Party hereunder. Each Party will cooperate with the other in minimizing any applicable taxes, including providing to the other any exemption certificates or other information reasonably requested by the other.

                                    ARTICLE V
                             CONTRACT ADMINISTRATION

5.1 CONTRACT MANAGERS. Each Party will from time to time appoint, and give the other written notice of the appointment of, an individual (the "Contract Manager" for that Party) who will oversee and manage the performance of that Party's obligations under this Agreement, will serve as that Party's primary point of contact with the other Party, and will be authorized to act for and on behalf of that Party with respect to all matters relating to this Agreement.

5.2 PERIODIC MEETINGS. In order to facilitate and enhance on-going communications, the Contract Managers will meet on a mutually agreed periodic basis, and at such other times as may be reasonably requested by either of them, to review the Parties' performance of their obligations under this Agreement and to discuss technical plans, financial matters, system performance, service levels and any other matters related to this Agreement that may be reasonably requested by either Party.

5.3 MANAGEMENT REPORTS. On at least a calendar monthly basis, WORLDSPAN will provide to Orbitz reports of WORLDSPAN's performance of its obligations pursuant to this Agreement, including information regarding WORLDSPAN's performance with respect to the Service Levels and such other information upon which the Parties may mutually agree from time to time.

                                   ARTICLE VI
                SECURITY, CONFIDENTIALITY, AND PROPRIETARY RIGHTS

6.1 SECURITY. Each Party will implement and maintain appropriate security measures for its operations in accordance with technological developments and its evolving security needs. Those appropriate security measures for each Party will include, without limitation, establishing a security policy for its computer network, preventing unauthorized access to its computer systems, implementing administrative security controls for its computing operations, installing firewalls in its communications network, protecting its computer resources from insider abuse, having appropriate administrative procedures to ensure that system access capability to its computer systems is given to only authorized users and is promptly withdrawn from terminated employees or other persons who are no longer authorized, establishing a single point of control for responses to incidents involving its security, and monitoring the effectiveness of the security of its computer network. Neither Party will, or will assist others in efforts to, subvert, compromise, or otherwise interfere with the operations or security of any communications network or computing facility of the other. Each Party will cooperate with the other in investigating and prosecuting any security breaches that affect or threaten the security of the other.

6.2 CONFIDENTIALITY. Each Party agrees that all Confidential Information disclosed to it by the other, whether before or after the Effective Date, will be held in strict confidence, will be used only for purposes of this Agreement, will be kept in as secure a location and with as stringent precautions as the receiving Party uses for its own similar information, will be provided only to those employees and agents of the receiving Party who require such access for purposes of this Agreement, and will not be disclosed to any unauthorized person by the receiving Party or any of its employees or agents except with the prior written consent of the disclosing Party or as may be required by legal or regulatory requirements beyond the control of the receiving Party.

6.3 PROPRIETARY RIGHTS. Orbitz acknowledges and agrees that, as between the Parties, the WORLDSPAN System will be and remain the property of WORLDSPAN and that the WORLDSPAN System constitutes and includes trade secrets and proprietary and confidential information of WORLDSPAN. Orbitz will, and will allow its employees, agents, and Users to, access and use the WORLDSPAN System only for the purposes contemplated by this Agreement. In addition, Orbitz will not, and will not allow its employees, agents, or Users to, copy, duplicate, reproduce, de-compile, reverse engineer, re-engineer, modify, or disclose in any form the WORLDSPAN System or any portion thereof. Upon termination of this Agreement for any reason, Orbitz will promptly return to WORLDSPAN any material relating to the WORLDSPAN System that may be in Orbitz's possession or control.

6.4 ORBITZ INFORMATION. WORLDSPAN acknowledges and agrees that, as between the Parties, the Orbitz Information shall be deemed the confidential and proprietary information of Orbitz and shall be considered as work-made-for-hire. To the extent the Orbitz Information is not considered work-made-for-hire, WORLDSPAN hereby assigns upon creation all ownership rights that WORLDSPAN may have or hereafter acquires in the Orbitz Information to Orbitz. WORLDSPAN shall cooperate with Orbitz in securing, enforcing and otherwise protecting Orbitz's interest in the Orbitz Information, including, without limitation, by signing all documents reasonably requested by Orbitz. Upon request by Orbitz, WORLDSPAN shall provide all Orbitz Information in the form, format and manner as may be reasonably requested by Orbitz. However, notwithstanding the foregoing, WORLDSPAN may disclose Orbitz Information if and to the extent required by legal or regulatory requirements and may use aggregate information and statistics reflecting the use of the WORLDSPAN System by means of the Orbitz Website as long as such use is in accordance with applicable legal or regulatory requirements and in accordance with WORLDSPAN's ordinary and customary business practices.

                                   ARTICLE VII
                                   TERMINATION

7.1 TERMINATION FOR CAUSE. In the event that either Party materially defaults in the performance of any of its duties or obligations hereunder and does not substantially cure the default within thirty (30) days after being given written notice specifying the default, or, with respect to any default that cannot reasonably be cured within thirty (30) days, if the defaulting Party fails to proceed promptly after being given such notice to commence curing the default and thereafter to proceed with all due diligence to substantially cure the same, then the Party not in default may, by giving written notice of termination to the defaulting Party at any time thereafter and before the default is substantially cured, terminate this Agreement as of a date specified in the notice of termination.

7.2 TERMINATION FOR NONPAYMENT. In the event that either Party defaults in the payment when due of any amount due to the other Party hereunder and does not cure the default within thirty (30) days after being given written notice specifying the default, then the Party not in default may, by giving written notice of termination to the defaulting Party at any time thereafter and before the default is cured, terminate this Agreement as of a date specified in the notice of termination.

7.3 TERMINATION FOR INSOLVENCY. In the event that either Party becomes or is declared insolvent or bankrupt, is the subject of any proceedings relating to its reorganization, liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all or substantially all of its creditors, or enters into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations, then the other Party may, by giving written notice of termination to such Party, terminate this Agreement as of a date specified in the notice of termination.

7.4 TERMINATION FOR MATERIAL SERVICE LEVEL FAILURE. In the event that a Material Service Level Failure occurs, then Orbitz may, by giving written notice of termination to WORLDSPAN within six (6) months thereafter, terminate this Agreement without any liability as of a date specified in the notice of termination.

7.5 TERMINATION UPON A CHANGE-IN-CONTROL. In the event there is a Change-in-Control of Worldspan, then Worldspan, or any successor in interest to Worldspan (the "Successor"), in its sole discretion within one
      (1) year from the date of the Change-in-Control, either (i) shall provide for the migration of Orbitz's operations to a computer reservation system operated by the Successor but other than the Worldspan System operated by Worldspan immediately prior to the Change-in-Control (the "Successor System"), provided that the functionality available in the Successor System shall be competitive on an overall basis with the functionality in other global distribution systems, and shall pay for all Migration Costs associated with such migration, or (ii) in the event Worldspan or its Successor elects not to migrate Orbitz's operations to the Successor System, then the Successor shall use reasonable commercial efforts to offer equivalent functionality, enhancements and modifications to Orbitz through the Worldspan System as are available to other comparable users of the Successor System throughout the Term of this Agreement. Any failure by Worldspan or a Successor to comply with the foregoing obligations shall constitute a material breach of this Agreement and in such event, not more than 60 days following such breach, Orbitz shall have the right to terminate this Agreement pursuant to this Section 7.5 by providing Worldspan with written notice of the termination 3 months prior to the effective date of termination specified in the notice. Such termination is at the sole discretion of Orbitz and is in lieu of any other remedy available at law or in equity.

7.6 TERMINATION ASSISTANCE. Upon the expiration or termination of this Agreement for any reason, WORLDSPAN will provide to Orbitz, during any applicable notice period and for up to three (3) months after the expiration or termination, such termination assistance as may be reasonably requested by Orbitz to facilitate the orderly transition of responsibility for the services provided by WORLDSPAN hereunder to Orbitz or its designee. If and to the extent that the termination assistance is provided after the expiration or termination of this Agreement or otherwise requires resources in addition to those resources then being regularly utilized in performing services hereunder, Orbitz will pay WORLDSPAN for the termination assistance at WORLDSPAN's then current rates for the resources used therefor or on such other basis as WORLDSPAN and Orbitz may agree upon at that time. However, if this Agreement is terminated by WORLDSPAN pursuant to Section 7.1, 7.2 or 7.3 hereof, then WORLDSPAN may, as a condition to WORLDSPAN's obligation to provide any termination assistance for Orbitz during any month, require Orbitz to pay to WORLDSPAN, prior to the first day of that month, an amount equal to WORLDSPAN's reasonable estimate of the total amount payable to WORLDSPAN for termination assistance during that month.

                                  ARTICLE VIII
                 ALLOCATION OF RISKS AND RESOLUTION OF DISPUTES

8.1 MUTUAL INDEMNITIES. Each Party agrees to indemnify, defend, and hold harmless the other Party and its successors, assigns, affiliates, officers, employees, and agents from and against any and all claims, actions, damages, liabilities, costs and expenses, including reasonable attorneys' fees and expenses, arising out of any third party claim related to:

      (a) Any death or personal injury, or any destruction of or damage to any real or tangible personal property, alleged to have been caused by or on behalf of the indemnifying Party or its employees or agents.

      (b) Any infringement of a United States letters patent, a trade secret, or any copyright, trademark, service mark, trade name or similar proprietary rights conferred by statute, by common law, or by contract alleged to have occurred as a result of rights conveyed, materials provided, or work performed by or on behalf of the indemnifying Party.

8.2 INDEMNIFICATION PROCEDURES. Any Party claiming indemnification pursuant to this Agreement will give the indemnifying Party prompt written notice of any matters with respect to which this indemnity may apply, will give the indemnifying Party full opportunity to control the response thereto and the defense thereof, and will provide reasonable cooperation and assistance in connection with the defense and/or settlement of the claim. However, the indemnified Party may, at its own expense, participate in such defense and in any settlement discussions, either directly or through counsel of its choice.

8.3 DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY HEREBY DISCLAIMS, ANY INDEMNITIES, WARRANTIES, INDEMNIFICATIONS, GUARANTEES, OR REPRESENTATIONS OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

8.4 LIMITATIONS ON LIABILITY. ANY LIABILITY OF EITHER PARTY ARISING FROM OR RELATING TO THIS AGREEMENT, WHETHER BASED ON CONTRACT, TORT, NEGLIGENCE, INTENDED CONDUCT, STRICT LIABILITY, OR OTHERWISE, WILL BE LIMITED TO THE OTHER PARTY'S ACTUAL, DIRECT DAMAGES AND WILL BE SUBJECT TO THE FOLLOWING:

      (a) EXCEPT FOR DAMAGES RESULTING FROM THE LIABLE PARTY'S GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR FAILURE TO PERFORM ANY OF ITS CONFIDENTIALITY, INDEMNIFICATION, OR PAYMENT OBLIGATIONS HEREUNDER, THE AMOUNT OF DAMAGES RECOVERABLE AGAINST THE LIABLE PARTY FOR ALL EVENTS, ACTS, AND OMISSIONS WILL NOT EXCEED, IN THE AGGREGATE, THE SUM OF TWENTY MILLION DOLLARS ($20,000,000).

      (b) IN NO EVENT WILL THE LIABLE PARTY BE LIABLE FOR (I) ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL, OR PUNITIVE DAMAGES, EXCEPTING DAMAGES ARISING OUT OF THE LIABLE PARTY'S INDEMNIFICATION OBLIGATIONS SET FORTH IN THIS ARTICLE VIII, OR (II) ANY DAMAGES THAT COULD HAVE BEEN PREVENTED OR MITIGATED BY THE OTHER PARTY'S TAKING REASONABLE PRECAUTIONS OR FOLLOWING REASONABLE PROCEDURES.

8.5 RESOLUTION OF DISPUTES. In the event of any dispute between the Parties arising from or relating to this Agreement, the Parties will resolve the dispute by using the following procedures:

      (a) Upon the request of either Party, the Contract Managers will meet to discuss the dispute, will exchange any information that they mutually agree is relevant to the issues in dispute, and will use all reasonable efforts to resolve the dispute without the need for further proceedings.

      (b) If the Contract Managers fail to resolve the dispute within ten (10) business days after the initial request that they meet to resolve the dispute in accordance with subsection (a) above, or mutually conclude in good faith that they are unlikely to resolve the dispute, then, upon the request of either Party, each of the Parties will designate a senior executive, who may be supported by legal and technical advisers, to meet with the senior executive designated by the other Party and negotiate in good faith to resolve the dispute on an amicable basis.

      (c) If the designated senior executives fail to resolve the dispute within ten (10) business days after the initial request that they meet to resolve the dispute in accordance with subsection (b) above, or mutually conclude in good faith that resolution through such negotiations does not appear likely, then, upon the request of either Party, the dispute will be submitted to non-binding mediation as set forth herein. In the mediation process, the Parties will try to resolve their differences voluntarily with the aid of an impartial mediator, who will attempt to facilitate negotiations. The mediator will be selected by agreement of the Parties. If the Parties cannot agree on a mediator, a mediator will be designated by the American Arbitration Association or JAMS/Endispute, or other mutually acceptable reputable dispute resolution firm, at the request of either Party. Any mediator so designated must be acceptable to both Parties. The mediation will be conducted as specified by the mediator and agreed upon by the Parties. The Parties agree to discuss their differences in good faith and to attempt, with the assistance of the mediator, to reach an amicable resolution of the dispute. The mediation will be treated as a settlement discussion and therefore will be confidential. The mediator may not testify for either Party in any later proceeding relating to the dispute. No recording or transcript shall be made of the mediation proceedings. The mediation shall be conducted in Chicago, Illinois. Each Party shall, except as otherwise provided herein, be responsible for its own expenses, including legal fees, incurred in the course of the dispute resolution period and mediation. The fees of the mediator shall be divided evenly between the Parties.

      (d) Neither Party may commence any legal action arising out of this Agreement until thirty (30) days after the commencement of the mediation as set forth above, or such shorter period as the Parties may mutually agree in writing. Notwithstanding the foregoing provisions of this Section 8.5, either Party may seek interim judicial relief, including injunctions, specific performance, and other equitable remedies, to the extent necessary to preserve the status quo or prevent irreparable injury until any related dispute can be resolved as provided in this Section 8.5.

      (e) Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either Party only in the appropriate state or federal courts located in Cook County, Illinois. Each Party consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

                                   ARTICLE IX
                                  MISCELLANEOUS

9.1 ASSIGNMENT. This Agreement will be binding upon, and inure to the benefit of, the Parties and their respective successors and assigns. However, neither Party may, without the prior written consent of the other, assign or transfer this Agreement, or any of its rights or obligations under this Agreement, to any person or entity other than one who (i) merges, consolidates, or otherwise combines with that Party or otherwise acquires all or substantially all of the operating assets of that Party, and (ii) agrees or otherwise becomes legally obligated to comply with and be bound by the provisions of this Agreement to the same extent as that Party.

9.2 NOTICES. Any notice required or permitted by this Agreement will be deemed given (i) when delivered, if delivered by hand or by facsimile (transmission confirmed), (ii) on the next business day, if sent by overnight courier service for next business day delivery, or (iii) on the third business day, if sent by prepaid United States mail, return receipt requested, in each case to the applicable Party at the address or facsimile number specified as follows:

            If to Orbitz:

                    Orbitz, LLC
                    200 South Wacker Drive, 19th Floor
                    Chicago, Illinois 60606
                    Attention:   President

                    Facsimile No.: 312-632-1592

              with a copy to:

                    Orbitz, LLC
                    200 South Wacker Drive, 19th Floor
                    Chicago, Illinois 60606
                    Attention:   General Counsel

                    Facsimile No.: 312-632-1592

            If to WORLDSPAN:

                    Worldspan, L.P.
                    300 Galleria Parkway, N.W.
                    Atlanta, Georgia  30339
                    Attention: President and Chief Executive Officer

                    Facsimile No.: 770-563-7878
                with a copy to:

                    Worldspan, L.P.
                    300 Galleria Parkway, N.W.
                    Atlanta, Georgia  30339
                    Attention: General Counsel

                    Facsimile No.: 770-563-7878

      Either Party may change its address or facsimile number for notice purposes by giving the other Party prior written notice of the new address and/or facsimile number and the date upon which the change will be effective.

9.3 FORCE MAJEURE. Neither Party will be responsible or liable for, and that Party will be excused from, any non-performance or delay in the performance of any of its non-monetary obligations under this Agreement if and to the extent that such non-performance or delay (i) is caused by an act of God, natural disaster, civil disturbance, or any other factor beyond the control of that Party, whether or not foreseeable, and (ii) could not have been prevented by that Party's taking normal and customary precautions. In the event that either Party is excused from the performance of its obligations pursuant to this Section, then that Party will use all efforts that are practicable under the circumstances to resume performance of its obligations as soon as feasible.

9.4 FURTHER ASSURANCES. Each Party agrees to execute, acknowledge, and deliver such further instruments and documents, and to do such other acts and things, as may be required by law or reasonably requested by the other Party to carry out the full intent and purposes of this Agreement.

9.5 PRESS RELEASES. Neither Party will issue any press release or other public communication that mentions the other, or uses any copyright, trademark, service mark, or trade name of the other, without the prior approval of the other, except that each Party may make announcements intended solely for internal distribution at that Party and may make any disclosure required by legal, accounting, or regulatory requirements beyond the reasonable control of that Party.

9.6 NON-SOLICITATION. Each Party agrees that, during the Term of this Agreement and for one (1) year thereafter, neither it nor any affiliate of it will, except with the prior written consent of the other Party, solicit for employment any individual employed then or within the preceding twelve
      (12) months by the other Party or any affiliate of the other Party if that individual was involved in the performance of this Agreement. The foregoing shall not restrict the general solicitation or recruiting activities by either Party.

9.7 THIRD PARTY BENEFICIARIES. This Agreement is for the benefit of the Parties and is not intended to confer any rights or benefits on any third party, including any employee or creditor of either Party.

9.8 NO WAIVER; CUMULATIVE REMEDIES. No delay on the part of either Party in exercising any right, power or privilege hereunder will operate as a waiver thereof. No waiver on the part of either Party of any such right, power or privilege will preclude any further exercise thereof or the exercise of any other such right, power or privilege. All remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either Party at law, in equity or otherwise.

9.9 CONSTRUCTION. The Article, Section and similar headings used in this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement. Any references in this Agreement to an Article, Section, or Schedule is to that Article or Section of, or that Schedule to, this Agreement, unless otherwise specified. As used in this Agreement, the words "hereof" or "hereunder" or other words of similar import refer to this entire Agreement and not any separate portion hereof, unless otherwise specified.

9.10 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without either invalidating the remaining provisions hereof, to the extent that such remaining provisions are capable of substantial performance, or affecting the validity or enforceability of such provision in any other jurisdiction.

9.11 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which will be an original and all of which will together constitute one single agreement between the Parties.

9.12 GOVERNING LAW. This Agreement will be governed by, and will be construed and enforced in accordance with, the laws, other than choice of law rules, of the State of Illinois.

9.13 AMENDMENTS. This Agreement may be amended only by a written document signed by an authorized representative of each of the Parties. No waiver or discharge hereof will be valid unless in writing and signed by an authorized representative of the Party against which the waiver or discharge is sought to be enforced.

9.14 ENTIRE AGREEMENT. This Agreement, including the Schedules hereto, each of which is incorporated herein for all purposes, constitutes the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof.

9.15 AUDIT RIGHTS. During the Term of this Agreement and for one (1) year thereafter, WORLDSPAN agrees to keep all usual and proper records and books of account relating to the products and services provided by WORLDSPAN and operation of the WORLDSPAN System pursuant this Agreement. Once each calendar quarter during the Term of the Agreement, and upon thirty (30) days prior written notice to WORLDSPAN, Orbitz may have an auditor inspect the records and other information collected, generated or maintained by WORLDSPAN arising out of or in connection with the provision of the services pursuant to this Agreement, during WORLDSPAN's normal business hours, for the purpose of determining the accuracy of the charges, expenses, costs, fees, service levels, and otherwise determining WORLDSPAN's compliance with this Agreement. Orbitz shall pay for all the costs of such inspection, including all reports and any other information supplied. Information disclosed to Orbitz or to its auditing representative in the course of such inspection shall be subject to the confidentiality requirements of this Agreement.

IN WITNESS WHEREOF, each of Orbitz and WORLDSPAN has caused this Agreement to be executed by its duly authorized representative.

ORBITZ, LLC                          WORLDSPAN, L.P.


By:    /s/ Steve Hafner              By:    /s/ Susan J. Powers

Title: VP - Business Development     Title: SVO-E-Commerce

                                   SCHEDULE A

                                   DEFINITIONS

1. "Adjusted Segment Fee" means, for any Net Segment and any month, (i) the product of (x) the Base Segment Fee for that Net Segment and that month, multiplied by (y) the PowerShopper Percentage for that month, plus (ii) if any Performance-Based Segment Fee is applicable to that Net Segment for that month in accordance with the provisions of Schedule B, the amount of that Performance-Based Segment Fee.

2. "Aggregate Segments" means, for any applicable time period, the sum of (i) the Net Segments for that period, plus (ii) the number of direct or through flights booked during that period by means of the Orbitz Website through the WORLDSPAN System for which WORLDSPAN does not receive discrete payments from the applicable air carrier, as determined by the WORLDSPAN System, plus (iii) any other segments mutually agreed upon by Orbitz and Worldspan.

3. "Air Segment" means each direct or through flight booked by means of the Orbitz Website through the WORLDSPAN System for which WORLDSPAN receives a discrete payment from the applicable air carrier, as determined by the WORLDSPAN System.

4. "Airline Direct Connect Segment" means an Air Segment that is designated by an air carrier, Worldspanand Orbitz as constituting an Airline Direct Connect Segment.

5. "Available" means, with respect to the WORLDSPAN System, that the central site hardware and software of the WORLDSPAN System is capable of performing its intended functions and of processing at least [***] of the normally expected daily message volumes, as determined from the previous month's statistics.

6. "Base Segment Fee" means, for any calendar month, (i) for a Net Car Segment or a Net Hotel Segment, $[***], and (ii) for a Net Air Segment, the amount set forth in the following table for the number of Net Segments for the Contract Year in which that month falls (which number for any partial Contract Year in the Term of this Agreement will be annualized).

               CONTRACT YEAR       NET AIR SEGMENT
               NET SEGMENTS        BASE SEGMENT FEE
            ----------------------------------------
            [***] or more              $   [***]
            [***] to [***]             $   [***]
            [***] or less              $   [***]

----------
*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

      Effective as of August 1, 2003, "Base Segment Fee" means, for any calendar month, (i) for a Net Car Segment, the amount set forth in Table 1 for the number of Net Car Segments for the Contract Year in which that month falls (which number for any partial Contract Year in the Term of this Agreement will be annualized, and (ii) for a Net Air Segment, the amount set forth in Table 2 for the number of Net Air Segments for the Contract Year in which that month falls (which number for any partial Contract Year in the Term of this Agreement will be annualized), and (iii) for a Net Hotel Segment, the amount set forth in Table 3 for the number of Net Hotel Segments for the Contract Year in which that month falls (which number for any partial Contract Year in the Term of this Agreement will be annualized):

Table 1

                                            NET CAR SEGMENT BASE SEGMENT
CONTRACT YEAR NET CAR SEGMENTS              FEE
----------------------------------------------------------------------------
[***] or more                               $    [***]
[***] to [***]                              $    [***]
[***] or less                               $    [***]

Table 2

CONTRACT YEAR NET AIR SEGMENTS              NET AIR SEGMENT BASE SEGMENT FEE
----------------------------------------------------------------------------
[***] or more                               $    [***]
[***] to [***]                              $    [***]
[***] to [***]                              $    [***]
[***] or less                               $    [***]

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                                      A - 2

Table 3

                                            NET HOTEL SEGMENT BASE SEGMENT
CONTRACT YEAR NET HOTEL SEGMENTS            FEE
----------------------------------------------------------------------------
[***] or more                               $   [***]
[***] to [***]                              $   [***]
[***] to [***]                              $   [***]
[***] to [***]                              $   [***]
[***] or less                               $   [***]

Notwithstanding the Base Segment Fees set forth in Table 2, in the event Worldspan increases Booking Fees payable to Worldspan by air carriers for Air Segments booked in the United States via the Orbitz Website above the Booking Fees in effect as of December 31, 2003 then the revenue share for Net Air Segments set forth in Table 2 shall be increased by [***] by which such Booking Fees have increased above the Booking Fees payable as of December 31, 2003. For example, assume Worldspan increases Booking Fees for Air Segments booked in the United States via the Orbitz Website on January 1, 2004 by 4%, the Net Air Segment Base Segment Fee set forth in Table 2 shall be increased by [***]% ([***] of 4%).

In the event Worldspan decreases by ten percent (10%) or more on a cumulative basis, the Booking Fees payable to Worldspan by air carriers for Air Segments booked in the United States via the Orbitz Website based on market conditions or for competitive purposes below the Booking Fees in effect as of December 31, 2003, then the parties will renegotiate the revenue share payable to Orbitz for Air Segments. If the parties are unable to agree on a new revenue share within twelve (12) months following the decrease in Booking Fees that triggers the renegotiation, then the revenue share set forth in Table 2 shall be decreased by [***] by which such rate has decreased below the rate payable as of December 31, 2003. For example, assume Worldspan decreases Booking Fees in 2004 and 2005 and such decreases result in a cumulative 10% decrease in the Booking Fees for Air Segments that were in effect as of December 31, 2003 and the parties are unable to agree to a new revenue share after twelve (12) months of negotiation, the Base Segment Fees set forth in Table 2 shall be decreased by [***]% ([***] of 10%).

Notwithstanding the foregoing, in the event Worldspan calculates charges for services rendered to participating carriers based upon units of measure other than Booking Fees, the parties shall have the right to renegotiate the revenue share in Table 2 for Air Segments generated by Orbitz Users.

7. "Booking Engine Providers" means Datalex Limited or any other company that Orbitz may engage from time to time to provide the booking engine for the Orbitz Website.

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8.    "Booking Fees" means the rates charged by Worldspan to participating air carriers for airline passenger segments booked through the Worldspan System based on the participating carriers' service levels and as published by Worldspan from time to time. Booking Fees do not include usage fees, fees for special services, or other ancillary fees.

9. "Car Segment" means each car rental booked by means of the Orbitz Website through the WORLDSPAN System for which WORLDSPAN receives a discrete payment from the applicable car rental company, as determined by the WORLDSPAN System.

10. "Change-in-Control" shall be deemed to exist if affiliates of Delta Air Lines, Inc. ("Delta"), Northwest Airlines, Inc. ("Northwest") or American Airlines, Inc. ("American") collectively no longer hold more than fifty percent (50%) of the voting interest in Worldspan or if Worldspan is combined with another entity of which affiliates of Delta, Northwest and/or American collectively do not hold more than fifty percent (50%) of the voting interests of the combined entity. In addition, a "Change-in-Control will be deemed to exist if more than fifty percent (50%) of the voting interest of Worldspan is acquired by another CRS. Notwithstanding any of the foregoing, an initial public offering of Worldspan shall not constitute a "Change-in-Control."

11. "Charter Airline" means the air carrier set forth in Schedule D for the period set forth in Schedule D.

12.   "Contract Manager" has the meaning specified in Section 5.1.

13. "Contract Year" means a 12-month period of time commencing on the January 1 or any anniversary thereof, provided that the initial Contract Year shall be a partial year commencing on the Effective Date and continuing through December 31, 2001. Notwithstanding the foregoing, for purposes of
      Section 4.3(a), the initial Contract Year shall be a partial year retroactive to June 4, 2001 and continuing through December 31, 2001.

14. "Confidential Information" means, with respect to either Party, any proprietary business or technical information of that Party, including any know-how, data, drawings, specifications, software, listings, source code, object code, customer lists, financial information, business plans, marketing concepts, and business relationships, including the terms of this Agreement, regardless of the form in which such information is communicated or maintained and whether or not such information constitutes a trade secret. However, Confidential Information will not include any information that (i) at the time of disclosure by the disclosing Party was already rightfully known by the receiving Party without any obligation of confidentiality, (ii) is or becomes generally available to the public other than through any wrongful act or omission by the receiving Party,
      (iii) is developed by the receiving Party independently of any Confidential Information it may have received from the disclosing Party, or (iv) the receiving Party receives from a third party free to make such disclosure without breach of any legal obligation.

15. "CRS" means a computer reservations system operated by WORLDSPAN, Sabre, Galileo, Amadeus, Abacus, Infini, Axxess, or any other company that operates such a system in order to provide information about the schedules, fares, rates, and availability of the products and services of travel suppliers and to enable the making of reservations and the issuance of tickets for such products and services, but excluding a travel supplier's own systems to the extent such travel supplier's own systems are used to provide information and enable the making of reservations and the issuance of tickets of that particular travel supplier.

16.   "CRS Segment" means each (a) direct or through flight, (b) car rental or
      (c) hotel stay, to the extent any of the foregoing is booked by means of the Orbitz Website through a CRS. "CRS Segment" does not include an Airline Direct Connect Segment.

17. "Corporate User" means any corporation, partnership, limited liability company or other business entity to whom Orbitz provides travel related services for such entity's own internal use via a corporate travel-oriented micro site of the Orbitz Website developed, owned and operated by Orbitz.

18. "Customer Service Center Provider(s)" means Precision Response Corporation or any other company or companies that Orbitz may engage from time to time to provide customer service center services for the Orbitz Website.

19. "Daily Average Internal Response Time" means, for each day, (i) for Standard Messages, the average of the Internal Response Times for all Standard Messages received by the WORLDSPAN System during the Peak Period for that day, and (ii) for PowerShopper Messages, the average of the Internal Response Times for all PowerShopper Messages received by the WORLDSPAN System during the Peak Period for that day.

20. "Domestic Air Travel" means air travel for which both the departing and arriving locations, as well as any intermediate stops, are within the 48 contiguous states of the continental United States.

21. "Domestic Fares Provider(s)" means ITA Software, Inc. or any other company or companies that Orbitz may engage from time to time to provide Domestic Air Travel fares and pricing information for the Orbitz Website.

22.   "Effective Date" has the meaning specified in Section 1.2.

23. "Fulfillment Provider(s)" means e-Travel Experts, Inc. or any other company or companies that Orbitz may engage from time to time to provide fulfillment services for the Orbitz Website.

24. "Hotel Segment" means each hotel stay booked by means of the Orbitz Website through the WORLDSPAN System for which WORLDSPAN receives a discrete payment from the applicable hotel company, as determined by the WORLDSPAN System.

25. "Internal Response Time" means, for a given Message, the elapsed time from the time that the last character of the incoming Message is received by a network terminating device at WORLDSPAN's data center until the time that the first character of the reply is received by a network terminating device at WORLDSPAN's data center.

26.   "Material Service Level Failure" means any of the following:

      (a) The Monthly System Availability of the WORLDSPAN System is below [***]% for any [***] calendar months in any period of [***] consecutive calendar months during the Term of this Agreement.

      (b) The Monthly System Availability of the WORLDSPAN System is below [***]% for any calendar month during the Term of this Agreement and has been below [**]% for one or more previous calendar months during the Term of this Agreement.

      (c) The Monthly Average Internal Response Time for Standard Messages is greater than [***] seconds for any calendar month during the Term of this Agreement and has been greater than [***] seconds for ten or more previous calendar months during the Term of this Agreement.

      (d) The Monthly Average Internal Response Time for PowerShopper Messages is greater than [***] seconds for any calendar month during the Term of this Agreement and has been greater than [***] seconds for ten or more previous calendar months during the Term of this Agreement.

      (e) WORLDSPAN fails to substantially comply with any applicable Service Level set forth in Section 3 of Schedule B more than [***] times during any period of [***] consecutive calendar months during the Term of this Agreement.

27. "Message" means each electronic transmission to the WORLDSPAN System generated by the Response Time Monitor, Orbitz, the Orbitz Website, any employee, agent, or contractor of Orbitz, or any User, and the associated response. The types of Messages as of the Effective Date are set forth on Schedule C.

28. "Migration Costs" mean the increased costs incurred by Orbitz for hardware and software necessitated by the migration from the system and platform operated by Worldspan immediately prior to a Change-in-Control to Worldspan's successor system and platform. Migration Costs also include applications development efforts incurred by Orbitz and required to migrate the then existing Orbitz product to Worldspan's successor computer reservation system.

29.   "Monthly Average Internal Response Time" means, for each calendar month,
      (i) for Standard Messages, the average of the Daily Average Internal Response Times for Standard Messages for all days in that month, and (ii) for PowerShopper Messages, the

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                                      A - 6
      average of the Daily Average Internal Response Times for PowerShopper Messages for all days in that month.

30. "Monthly System Availability" means, for each calendar month, the percentage obtained by dividing (i) the aggregate time that the WORLDSPAN System is Available during that month, by (ii) the total time during that month less any Scheduled Downtime during that month and any time during that month that the WORLDSPAN System was not Available as a result of unplanned telecommunication outages or other causes outside of WORLDSPAN's control.

31. "Net Air Segments" means, for any applicable time period, the number of Air Segments booked during that period less the number of Air Segments cancelled during that period, as determined by the WORLDSPAN System. "Net Air Segments" shall not include Airline Direct Connect Segments.

32. "Net Car Segments" means, for any applicable time period, the number of Car Segments booked during that period less the number of Car Segments canceled during that period, as determined by the WORLDSPAN System.

33. "Net Hotel Segments" means, for any applicable time period, the number of Hotel Segments booked during that period less the number of Hotel Segments cancelled during that period, as determined by the WORLDSPAN System.

34. "Net Segments" means, for any applicable time period, all of the Net Air Segments, Net Car Segments, and Net Hotel Segments for that period.

35. "Orbitz" has the meaning specified in the introductory paragraph of this Agreement.

36. "Orbitz Information" means any and all information accumulated or otherwise obtained by WORLDSPAN arising out of or in connection with and reflecting an individual User's use of the Orbitz Website, including, without limitation, User contact and profile information, User usage patterns, and User preferences, and all information identifiable to Orbitz arising out of the usage and operation of the WORLDSPAN System in conjunction with the Orbitz Website, including any associated response time or performance monitoring information that is specific to Orbitz, but not including more comprehensive information reflecting the overall usage and operation of the WORLDSPAN System, which information may include, but shall not be limited to, such usage and operation in conjunction with the Orbitz Website.

37. "Orbitz Website" means the consumer-oriented Internet travel portal to be developed, owned, and operated by Orbitz, including any related or successor Internet sites.

38.   "Party" has the meaning specified in the preamble of this Agreement.

39. "Peak Period" means, for each 24 hour day, the period of two consecutive hours during that day when the WORLDSPAN System processes the most messages.

40. "Performance-Based Segment Fee" means any amount determined as such in accordance with the applicable provisions of Schedule B.

41. "PowerShopper Average" means, for any calendar month, the number obtained by dividing (i) the number of PowerShopper Messages received by the WORLDSPAN System during that month, by (ii) the number of Net Air Segments booked through the WORLDSPAN System during that month.

42. "PowerShopper Message" means a Message received by the WORLDSPAN System that accesses or initiates PowerShopper, Power Pricing, Low Fare Finder, or any similar functionality that finds the lowest or most suitable fare within the WORLDSPAN System.

43.   "PowerShopper Percentage" means, with respect to a given calendar month,
      (i) for each month until the beginning of the Term of this Agreement, 100%, and (ii) for each month thereafter, the percentage set forth in the following table for the PowerShopper Average for that month.

      POWERSHOPPER AVERAGE                            POWERSHOPPER PERCENTAGE
      -----------------------------------------------------------------------
      [***] or less                                            [***]%
      more than [***], but no more than [***]                  [***]%
      more than [***], but less than [***]                     [***]%
      [***] or more                                            [***]%

44. "Response Time Monitor" has the meaning specified in Section 2(d) of Schedule B.

45. "Scheduled Downtime" means any periods of time when the WORLDSPAN System is scheduled to not be Available; provided, however, that Scheduled Downtime may not include more than 6 periods during any calendar year, each of which periods can be no longer than 20 minutes in duration starting at 2300 hours, Eastern time, on a Saturday.

46.   "Segment" means an Air Segment, Car Segment, or Hotel Segment.

47.   "Service Level" means any Service Level set forth in Schedule B.

48.   "Standard Message" means any Message other than a PowerShopper Message.

49.  "Term" has the meaning set forth in Section 1.2.

50.   "User" means any person who uses the Orbitz Website.

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51.   "Weighted Message Unit" means a unit of measurement for Messages that reflects the respective average amount of computer and related resources required for the WORLDSPAN System to process Messages of various types, as determined in accordance with the methodology used by WORLDSPAN in the ordinary course of its business for that purpose. The number of Weighted Message Units for a given Message is determined by the Message Weight for that type of Message. Unless and until the Parties otherwise mutually agree, the Message Weight for each of the types of Messages set forth on Schedule C will be as set forth on Schedule C. However, as WORLDSPAN adds new functionality to the WORLDSPAN System, it may establish new types and categories of Messages and, for each new type or category of Message, determine a Message Weight that is reasonably based on the average amount of computer and related resources required for the WORLDSPAN System to process that type of Message, as compared to other types of Messages.

52. "WORLDSPAN" has the meaning specified in the introductory paragraph of this Agreement.

53. "WORLDSPAN Actual Cost" means, for any resource, expense, or activity, the actual cost or out-of-pocket expense reasonably incurred by WORLDSPAN for that resource, expense, or activity, all as determined on the basis of the cost collection and allocation methodology that WORLDSPAN uses to determine its actual costs for purposes of its applicable transactions with its best customers or airline owners, including Delta Air Lines, Inc. and Northwest Airlines, Inc., whichever results in the lowest charge to Orbitz, and shall not include any markup or other profit.

54. "WORLDSPAN System" means the computer reservations systems operated by WORLDSPAN and containing the following functionality:

      (a) Mainframe transaction processing and electronic distribution of travel information, such as schedules, availability, fares, pricing, and negotiated rates for various travel suppliers.

      (b) Providing booking capability for air, car, and hotel reservations and other travel-related services.

      (c) Enabling the issuance of paper and electronic tickets and other travel-related documents.

                                   SCHEDULE B

                                 SERVICE LEVELS

1.    SYSTEM AVAILABILITY.

      The Service Level for System Availability is for the Monthly System Availability of the Worldspan System to be at least [***]% during each calendar month during the Term of this Agreement.

      In the event that the Monthly System Availability of the Worldspan System is less than [***]% during any calendar month during the Term of this Agreement, the Parties agree that Orbitz will be damaged in an amount that, as of the date hereof, is difficult to determine with certainty. Therefore, as liquidated damages, and not as a penalty, Worldspan will pay to Orbitz, for each Net Segment for that month, a Performance-Based Segment Fee determined in accordance with the following:

                           MONTHLY                      PERFORMANCE-BASED
                     SYSTEM AVAILABILITY                  SEGMENT FEE
            -------------------------------------------------------------
            [***]% and above                                   None
            Below [***]% but no lower than [***]%           $     [***]
            below [***]%, but no lower than [***]%          $     [***]
            below [***]%                                    $     [***]

2.    INTERNAL RESPONSE TIME.

      (a) STANDARD MESSAGES. The Service Level for Internal Response Time for Standard Messages is for the Monthly Average Internal Response Time for Standard Messages for each calendar month during the Term of this Agreement to be no more than [***] seconds.

            In the event that the Monthly Average Internal Response Time for Standard Messages for any calendar month during the Term of this Agreement is greater than [***] seconds, the Parties agree that Orbitz will be damaged in an amount that, as of the date hereof, is difficult to determine with certainty. Therefore, as liquidated damages, and not as a penalty, WORLDSPAN will pay Orbitz, for each Net Segment for each day during that month for which the Daily Average Internal Response Time for Standard Messages is greater than [***] seconds, a Performance-Based Segment Fee determined in accordance with the following:

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                                      B - 1

                       DAILY AVERAGE                   PERFORMANCE-BASED
                  INTERNAL RESPONSE TIME                  SEGMENT FEE
            -------------------------------------------------------------
            [***] seconds and below                           None
            more than [***] seconds, but no more           $     [***]
            than [***] seconds
            more than [***] seconds, but no more           $     [***]
            than [***] seconds
            more than [***] seconds                        $     [***]

      (b) POWERSHOPPER MESSAGE. The Service Level for Internal Response Time for PowerShopper Messages is as follows:

            (1) For each calendar month during the Term of this Agreement during which WORLDSPAN does not provide Domestic Air Travel fares and pricing information for the Orbitz Website, the Monthly Average Internal Response Time for PowerShopper Messages will be no more than [***] seconds.

                  In the event that the Monthly Average Internal Response Time for PowerShopper Messages for any such calendar month during the Term of this Agreement is greater than [***] seconds, the Parties agree that Orbitz will be damaged in an amount that, as of the date hereof, is difficult to determine with certainty. Therefore, as liquidated damages, and not as a penalty, WORLDSPAN will pay Orbitz, for each Net Segment for each day during that month for which the Daily Average Internal Response Time for PowerShopper Messages is greater than [***] seconds, a Performance-Based Segment Fee determined in accordance with the following:

                            DAILY AVERAGE                              PERFORMANCE-BASED
                        INTERNAL RESPONSE TIME                            SEGMENT FEE
                  ----------------------------------------------------------------------
                  [***] seconds and below                                    None
                  more than [***] seconds, but no                         $     [***]
                  more than [***] seconds
                  more than [***] seconds, but no                         $     [***]
                  more than [***] seconds
                  more than [***] seconds                                 $     [***]

            (2) For each calendar month during the Term of this Agreement during which WORLDSPAN does provide Domestic Air Travel fares and pricing information for the Orbitz Website, the Monthly Average Internal Response Time for PowerShopper Messages will be no more than [***] seconds.

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                                      B - 2

                  In the event that the Monthly Average Internal Response Time for PowerShopper Messages for any such calendar month during the Term of this Agreement is greater than [***] seconds, the Parties agree that Orbitz will be damaged in an amount that, as of the date hereof, is difficult to determine with certainty. Therefore, as liquidated damages, and not as a penalty, WORLDSPAN will pay Orbitz, for each Net Segment for each day during that month for which the Daily Average Internal Response Time for PowerShopper Messages is greater than [***] seconds, a Performance-Based Segment Fee determined in accordance with the following:

                                 DAILY AVERAGE                         PERFORMANCE-BASED
                             INTERNAL RESPONSE TIME                       SEGMENT FEE
                  ----------------------------------------------------------------------
                  [***] seconds and below                                    None
                  more than [***] seconds, but no                         $     [***]
                  more than [***] seconds
                  more than [***] seconds, but no                         $     [***]
                  more than [***] seconds
                  more than [***] seconds                                 $     [***]

      (c) UNFORECAST DEMAND. Notwithstanding anything to the contrary, if the number of Net Segments booked by means of the Orbitz Website through the WORLDSPAN System during any calendar month exceeds by [***]% or more the number of Net Segments forecast for that month by Orbitz in accordance with the capacity planning process described in Section
            3.3 of this Agreement, then the foregoing provisions of this Section 2 will not be applicable, any failure to meet the Service Level for Internal Response Time for Standard Messages and/or PowerShopper Messages for that month will not be considered for determining the occurrence of a Material Service Level Failure, and WORLDSPAN will not be required to pay any Performance-Based Segment Fees based on Internal Response Times during that month.

      (d) RESPONSE TIME MONITOR. The Parties acknowledge that, as of the Effective Date, WORLDSPAN measures Internal Response Time through the use of monitoring tools internal to the WORLDSPAN System. In order to augment, not replace, WORLDSPAN's internal system for measuring Internal Response Time, ORBITZ, its supplier or contractors, will develop a system (the "Response Time Monitor") for measuring Internal Response Time external to the WORLDSPAN System, all in accordance with the following:

            (1) The Response Time Monitor will be designed to measure Internal Response Time external to the WORLDSPAN System by simulating a

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                                      B - 3
                  request from the Orbitz Website booking engine for five or more common customer queries.

            (2) WORLDSPAN will have the right to validate the operability of the Response Time Monitor prior to implementation and to approve the testing procedures as well as the format of the results. The measurements performed by the Response Time Monitor shall be made on a continuous basis, twenty-four hours per day, seven days per week, so long as that can be done without compromising the performance of the WORLDSPAN System. The Internal Response Time shall be determined during the Peak Period for each twenty-four hour day. Each Party will have unlimited access to the data produced by the Response Time Monitor.

            (3) Once the Response Time Monitor is operational, the Parties will mutually agree upon the Service Levels that will be applicable with respect to Internal Response Time as measured by the Response Time Monitor, which will not exceed 110% of the corresponding Service Levels for Internal Response Time as measured by WORLDSPAN's internal system, and upon the appropriate application of the Performance-Based Segment Fees specified above.

3. ESCALATION PROCEDURES. The Service Level for WORLDSPAN's response to reported problems with the WORLDSPAN System will be based on the severity of the problem, as reasonably determined by Orbitz, in accordance with the following:

        SEVERITY
          LEVEL                DESCRIPTION                              SERVICE LEVEL
        --------------------------------------------------------------------------------------------
            0      WORLDSPAN System down                        30 minute response time; commitment
                                                                to fix in 2 hours.

            1      Serious business impact, e.g., message       1 hour response time; commitment to
                   response times materially exceeding          fix in 4 hours, with hourly updates
                   Service Levels

            2      Less serious business impact, e.g., flight   2 hour response time; commitment to
                   information unavailable                      fix in 8 hours, with updates every 2
                                                                hours

            3      Nuisance, e.g., unable to retrieve           24 hour response time; commitment to
                   non-critical backup information              resolve in one week, with daily
                                                                updates.

4. CHANGE MANAGEMENT. The Parties will develop and mutually agree upon a change management process that will, among other things, provide for the following:

      (a) WORLDSPAN will notify Orbitz of any scheduled changes to the WORLDSPAN System that are reasonably anticipated to materially affect Orbitz at least three days prior to the change and will consult with Orbitz's operations staff as to the timeframe for the change.

      (b) Orbitz will notify WORLDSPAN of any scheduled changes to Orbitz's systems or business operations (e.g., promotions) that are reasonably anticipated to materially affect WORLDSPAN at least three days prior to the change and will consult with WORLDSPAN's operations staff as to the timeframe for the changes.

      (c) Notwithstanding the foregoing, the Parties may make emergency changes that are required to protect the integrity of their respective systems without giving the notice described above, but each Party will use reasonable business efforts to notify the other of any such emergency change as soon as practicable.

5. FUNCTIONALITY. WORLDSPAN agrees to use reasonable business efforts so that the functionality included within the WORLDSPAN System that is necessary for Orbitz's business operations continues to be fully functional. In particular, WORLDSPAN agrees to work with Orbitz to ensure that a viable method for private faring (web-fares) can be properly run on the WORLDSPAN System.

6. EQUIVALENT SERVICES. In addition to the specific Service Levels specified above, during the Term of this Agreement:

      (a) WORLDSPAN will provide Orbitz with Monthly System Availability that is equivalent to or better than that provided to any other WORLDSPAN customer using the WORLDSPAN System via the Internet. Subject to confidentiality restrictions, Orbitz will have access to all Monthly System Availability metrics and Monthly System Availability measurement tools available to WORLDSPAN.

      (b) WORLDSPAN will provide Orbitz with Internal Response Time that is equivalent to or better than that provided to any other WORLDSPAN customer using the WORLDSPAN System via the Internet. Subject to confidentiality restrictions, Orbitz will have access to all Internal Response Time measurement tools and Internal Response Time data that WORLDSPAN makes available to any other customer.

                                   SCHEDULE C

                                 MESSAGE WEIGHTS

          MESSAGE TYPE                                           MESSAGE WEIGHT
          ------------                                           --------------
     CATEGORY 1                                                       [***]

          International PowerShopper Message

     CATEGORY 2                                                       [***]

          Domestic PowerShopper Message

     CATEGORY 3                                                       [***]

          Availability Schedule Display Message
          End Transaction Message
          Ticketing Fare Quotation Message
          Hotels Message
          Cars Message

     CATEGORY 4                                                       [***]

          Passenger Data Entries Message
          Sell From Availability / Change Segment Status Message
          Flight Information Message
          Display Record Message
          File Record Message
          Ignore Transaction Message
          CRC Functions Message
          Special Functions List Message
          Move Scroll Message
          Queue Functions Message
          Program Activation By Agent Set / Misc. Testing Message
          Teletype Reject Line Correction Message
          Inventory Manipulation Message
          Agent Adjustment Message
          Repeat Display Message
          Message Switching Message
          Tours Message
          AAA Initialization / Maintenance Message

----------
*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

          Divide Party Message
          Manual Segment Entry Message
          Unsolicited Message
          Training Entries Message
          Getaway / Credit / Cash Message
          Direct Reference System Message
          Weather Commands / Flight Type Record Message
          Schedule Change Message
          PARS Commercial Bridge Message
          Transmit Function Message
          Seat Assignment Message
          Message Switching Utilities Message
          Profile Transactions / Worldfile Transactions Message
          Direct Access Message
          Credit Fraud System Message
          Direct Sell Link Message
          Mail System Message
          Timatic Message
          Answerbacks Message
          Invalid Input Function Message
          TVL Segments Message
          Help / Info Message
          Previous Entry In Progress Message
          Type B Inbound Message
          Total Direct Access Messages Sent Message
          Total Direct Link Messages Sent Message
          Total Positive Acknowledgments Received Message
          Total Direct Link AAA Comps Received Message

                                   SCHEDULE D

                                Charter Airlines

                                         EFFECTIVE           EXPIRATION
AIRLINE                                     DATE                DATE
-----------------------                 -----------          ----------
AEROMEXICO                               18-JUN-01           17-JUN-04
AIR FRANCE                               21-MAY-01           21-MAY-02
AIR JAMAICA                              12-MAY-00           12-MAY-01
AIR NEW ZEALAND                          20-APR-01           20-APR-02
ALASKA AIR GROUP                          8-AUG-01            8-AUG-02
ALOHA                                     5-JAN-01            5-JAN-04
ALL NIPPON                               13-AUG-01           13-AUG-02
AMERICAN                                 19-MAY-01           17-MAY-11
ANSETT                                   20-APR-01           20-APR-02
ASIANA                                    2-APR-01            2-APR-02
CANADA 3000                               1-FEB-01            1-FEB-04
CATHAY PACIFIC                           12-JUL-01           12-JUL-02
CHINA AIRLINES                           16-JUL-01           16-JUL-02
CONTINENTAL                              19-MAY-01           17-MAY-11
COPA                                     22-NOV-00           22-NOV-01
CSA CZECH                                22-MAY-01           22-MAY-02
DELTA                                    19-MAY-01           17-MAY-11
EL AL                                     1-AUG-01            1-AUG-02
EVA                                      15-NOV-00           15-NOV-01
HAWAIIAN                                 15-DEC-00           15-DEC-03
IBERIA                                    3-MAR-01            3-MAR-02
JAPAN AIRLINES                           26-JUL-01           26-JUL-02
KLM                                    (SAME AS NW)
KOREAN AIR                               30-APR-01           30-APR-02
LAN CHILE                                18-DEC-00           18-DEC-01
LAN PERU                                 21-MAY-01           21-MAY-02
LOT POLISH                                1-JUN-01            1-JUN-02
LUFTHANSA                                15-MAR-01           15-MAR-02
MEXICANA                                 15-MAY-00           15-MAY-03
MIDWAY                                    1-APR-01           31-MAR-04
MIDWEST EXPRESS                           1-JUN-01           31-MAY-04
NATIONAL                                  7-MAY-01            6-MAY-04
NORTHWEST                                19-MAY-01           17-MAY-11

QANTAS                                    13-AUG-01          13-AUG-02
SABENA                                     1-JUN-01           1-JUN-02
SAS                                        5-JUL-01           5-JUL-02
SINGAPORE                                 29-JAN-01          29-JAN-02
SOUTH AFRICAN AIRWAYS                     13-JUN-01          13-JUN-02
SPIRIT                                     8-JAN-01           8-JAN-04
SWISSAIR                                   1-JUN-01           1-JUN-02
TWA                                       19-MAY-01          17-MAY-11
UNITED                                    19-MAY-01          17-MAY-11
US AIRWAYS                                27-JUN-00          27-JUN-03
UZBEKISTAN AIRWAYS                        22-DEC-00          22-DEC-01
VANGUARD                                   5-JUN-00           5-JUN-03
VARIG                                     22-MAY-00          22-MAY-01
VIRGIN                                    16-JUL-01          16-JUL-02

                                      D - 2